SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)              September 30, 2005


                          THE PROCTER & GAMBLE COMPANY
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             (Exact name of registrant as specified in its charter)


    Ohio                          1-434                       31-0411980
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(State or other            (Commission File Number)           (IRS Employer
jurisdiction of                                               Identification
incorporation)                                                Number)


One Procter & Gamble Plaza, Cincinnati, Ohio                    45202
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(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code   (513) 983-1100
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[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 5.04  TEMPORARY SUSPENSION OF TRADING UNDER CERTAIN EMPLOYEE BENEFIT PLANS

     On September 8, 2005, The Procter & Gamble Company ("P&G") sent a notice to its directors and executive officers informing them that the Gillette Employees' Savings Plan, the Gillette Employee Stock Ownership Plan, and the Gillette Supplemental Savings Plan (collectively, the "Plans") would be closed for participant transactions around the closing of the merger between P&G and The Gillette Company.

     As a result, according to applicable regulations, P&G directors and executive officers were notified that they would be prohibited from trading in Gillette and P&G securities during this blackout period. At that time, the effective date of the merger was not known. On September 8, 2005, P&G filed a Form 8-K further describing this notice, which is incorporated herein by reference.

     Following its announcement of the anticipated effective date of the merger, P&G today notified its directors and executive officers of the anticipated blackout dates. The blackout period will start on September 30, 2005, and is expected to end at the close of business on Wednesday, October 5, 2005.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THE PROCTER & GAMBLE COMPANY

                                       /S/ STEVEN W. JEMISON
                                       -------------------------------------
                                       Steven W. Jemison, Secretary and
                                       Associate General Counsel
                                       September 30, 2005